UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2024

Osprey Bitcoin Trust

(Exact name of registrant as specified in charter)

Delaware	000-56307	83-2424407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 Post Road, 2nd Floor

Fairfield, Connecticut 06824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 214-4697

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On March 5, 2024, Osprey Bitcoin Trust, a Delaware statutory trust (the “Trust”) issued a press release announcing that it’s sponsor, Osprey Funds, LLC, was exploring strategic alternatives to maximize unitholder value and that the Trust intends to voluntarily terminate the registration of the common units of fractional undivided beneficial interest of the Trust (the “Units”) under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Osprey Bitcoin Trust press release, dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2024	Osprey Funds, LLC as Sponsor of Osprey Bitcoin Trust (OBTC)

	By:	/s/ Gregory D. King
	Name:	Gregory D. King
	Title:	Chief Executive Officer